UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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SpeechWorks International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2003

Dear Stockholder,

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of SpeechWorks International, Inc. to be held at 10:00 a.m. on Friday, May 30, 2003 at The Conference Center, One Financial Center, Boston, Massachusetts 02111.

A copy of our Annual Report for the year ended December 31, 2002 is being mailed to stockholders with the mailing of the enclosed Notice, Proxy Statement and proxy card on or about April 28, 2003. At the Annual Meeting, we will consider and vote upon the election of three Class III directors to the Board of Directors and an amendment to increase the number of shares of common stock authorized for issuance under our Amended and Restated 2000 Employee Stock Purchase Plan. The Board of Directors recommends the approval of these proposals.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares of common stock are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the proxy card.

Sincerely,

/s/ Stuart R. Patterson

Stuart R. Patterson

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY CARD PROMPTLY.

SPEECHWORKS INTERNATIONAL, INC.

695 Atlantic Avenue

Boston, Massachusetts 02111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 30, 2003

To the Stockholders of SpeechWorks International, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SpeechWorks International, Inc., a Delaware corporation (the “Company”), will be held on Friday, May 30, 2003, at 10:00 a.m., at The Conference Center, One Financial Center, Boston, Massachusetts 02111, for the purpose of considering and voting upon the following matters:

1.	To elect three Class III directors to the Board of Directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To approve an amendment to the Company’s Amended and Restated 2000 Employee Stock Purchase Plan increasing from 350,000 to 700,000 the number of shares of common stock authorized for issuance under such plan; and

3.	To transact such other business as may be properly brought before the Annual Meeting of Stockholders and any adjournments thereof.

The Board of Directors has fixed the close of business on Wednesday, April 9, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournments thereof.

We are enclosing a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 with the proxy statement that accompanies this notice of meeting. The Annual Report on Form 10-K contains consolidated financial statements and other information of interest to stockholders.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders. Whether you plan to attend the Annual Meeting of Stockholders or not, please promptly return the enclosed proxy card in accordance with the instructions set forth on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

By order of the Board of Directors,

/s/ Stuart R. Patterson

Stuart R. Patterson

President and Chief Executive Officer

Boston, Massachusetts

April 25, 2003

SPEECHWORKS INTERNATIONAL, INC.

695 Atlantic Avenue

Boston, Massachusetts 02111

(617) 428-4444

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of SpeechWorks International, Inc. (the “Company”) of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held on Friday, May 30, 2003, at 10:00 a.m., at The Conference Center, One Financial Center, Boston, Massachusetts 02111, and any adjournments thereof.

The Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 are being mailed on or about April 25, 2003 to all stockholders entitled to notice of and to vote at the annual meeting. The Company will, upon written request of any stockholder and the payment of an appropriate processing fee, furnish copies of the exhibits to its Annual Report on Form 10-K. Please address all such requests to the attention of  Mr. W. Robert Kellegrew, Vice President and General Counsel, SpeechWorks International, Inc.,  695 Atlantic Avenue, Boston, Massachusetts 02111.

Where the stockholder specifies a choice on the proxy card as to how his or her shares of common stock are to be voted on a particular matter, the shares of common stock will be voted accordingly. If no choice is specified, the shares of common stock will be voted FOR the matters set forth in the accompanying Notice of Meeting.

A stockholder may revoke a proxy given pursuant to this solicitation at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the annual meeting, if a stockholder does not vote, is not sufficient to revoke a proxy. The presence, in person or by proxy, of the holders of a majority of the shares of common stock of the Company entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions and “broker non-votes,” as described below, are counted as present or represented at the annual meeting for purposes of determining whether a quorum exists.

If you hold your shares of common stock through a broker, bank or other representative, generally the broker, bank or other representative may only vote the shares of common stock that it holds for you in accordance with your instructions. Nonetheless, if it has not timely received your instructions, such representative may vote on certain matters for which it has discretionary voting authority. If a broker, bank or other representative does not have discretionary voting authority and cannot vote on a particular matter, this is considered a “broker non-vote” on that matter. Broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the Class III directors and the approval of the amendment to the Company’s Amended and Restated 2000 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”)).

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of shares of common stock entitled to vote at the annual meeting is required for the election of the Class III directors. The affirmative vote of the holders of shares representing a majority of the votes cast by the holders of shares of common stock entitled to vote at the annual meeting is required for the approval of the amendment to the Employee Stock Purchase Plan.

The close of business on Wednesday, April 9, 2003, has been fixed as the record date for determining the stockholders of the Company entitled to notice of and to vote at the annual meeting. As of the close of business on April 9, 2003, there were 33,903,143 shares of common stock of the Company outstanding. Holders of shares of common stock are entitled to one vote per share on all matters to be voted on by stockholders at the annual meeting.

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be paid by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares of common stock of the Company for their expenses in forwarding proxy material to beneficial owners. Solicitation of proxies by mail may be supplemented by facsimile, telephone, and personal solicitation by the directors, officers and employees of the Company. No additional compensation will be paid for such solicitation.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and our Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: SpeechWorks International, Inc., 695 Atlantic Avenue, Boston, Massachusetts 02111, Attention: Mr. W. Robert Kellegrew, Vice President and General Counsel, (617) 428-4444. If you would like to receive separate copies of the Proxy Statement and the Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy of such documents for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 7, 2003 (except as noted), regarding the beneficial ownership of shares of common stock of the Company by (a) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company, (b) each of the “named executive officers,” as described in the Summary Compensation Table below, (c) each director and director nominee of the Company and (d) the directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 7, 2003 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated. As of March 7, 2003, a total of 33,224,213 shares of common stock were issued and outstanding.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% Stockholders
Brown Capital Management, Inc.(1) 121 North Calvert Street Baltimore, MD 21202	5,396,525	16.2%

Atlas Venture Fund II, L.P.(2) 222 Berkeley Street Boston, MA 02116	1,820,531	5.5%

Executive Officers and Directors
Stuart R. Patterson(3)	792,064	2.3%
Richard J. Westelman(4)	224,822	*
Michael S. Phillips(5)	1,592,636	4.8%
Steven G. Chambers(6)	169,923	*
Doron Gorshein(7)	28,644	*
William J. O’Farrell(8)	1,225,900	3.7%
Axel Bichara(9)	1,848,281	5.6%
Richard Burnes(10)	140,832	*
Robert Finch(11)	59,250	*
John C. Freker, Jr.(12)	59,250	*
All directors and executive officers as a group (13 persons) (13)	6,981,793	20.1%

*	Represents beneficial ownership of less than 1% of the Company’s outstanding shares of common stock.
(1)	Consists of shares of common stock held by Brown Capital Management, Inc. (“Brown”), an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of common stock. Brown has sole voting power with respect to 3,235,001 shares and sole dispositive power with respect to 5,396,525 shares. The foregoing information is based solely on a Schedule 13G/A, dated March 17, 2003, filed with the SEC by Brown.
(2)

Atlas Venture Associates II, L.P. (“Venture Associates”) is the sole general partner of Atlas Venture Fund II, L.P. (“Atlas”). Christopher J. Spray, Barry Fidelman and Jean-Francois Formela are the individual general partners of Venture Associates. The three general partners of Venture Associates share voting and dispositive power over the shares of common stock owned by Atlas. The foregoing information is based solely on a Schedule 13G/A, dated February 12, 2003, filed with the SEC on behalf of Atlas and Messrs. Spray, Fidelman and Formela.
(3)	Includes 704,529 shares of common stock subject to options held by Mr. Patterson that are exercisable within 60 days of March 7, 2003 and 17,053 shares of common stock held by a trust for the benefit of Mr. Patterson’s children. Mr. Patterson disclaims beneficial ownership of the shares held by the trust, except to the extent of his pecuniary interest therein.
(4)	Includes 176,937 shares of common stock subject to options held by Mr. Westelman that are exercisable within 60 days of March 7, 2003.
(5)	Includes 45,355 shares of common stock subject to options held by Mr. Phillips that are exercisable within 60 days of March 7, 2003 and 40,000 shares of common stock held by a trust for the benefit of Mr. Phillips’ children. Mr. Phillips disclaims beneficial ownership of the shares held by the trust, except to the extent of his pecuniary interest therein.
(6)	Consists of shares of common stock subject to options held by Mr. Chambers that are exercisable within 60 days of March 7, 2003.
(7)	Consists of shares of common stock subject to options held by Mr. Gorshein that are exercisable within 60 days of March 7, 2003.
(8)	Includes 26,250 shares of common stock subject to options held by Mr. O’Farrell that are exercisable within 60 days of March 7, 2003, 3,750 shares of common stock held by Mr. O’Farrell’s spouse, 196,000 shares of common stock held by a trust for the benefit of Mr. O’Farrell’s children and 500,000 shares of common stock held by O’Farrell & Sons LLC. Mr. O’Farrell disclaims beneficial ownership of the shares held by his spouse and the trust, except to the extent of his pecuniary interest therein.
(9)	Includes 26,250 shares of common stock subject to options held by Mr. Bichara that are exercisable within 60 days of March 7, 2003 and 1,820,531 shares of common stock held by Atlas. Venture Associates is the sole general partner of Atlas. See footnote (2). Mr. Bichara is a limited partner of Venture Associates and disclaims beneficial ownership of the shares held by Atlas except to the extent of his pecuniary interest therein. The address of Mr. Bichara is c/o SpeechWorks International, Inc., 695 Atlantic Avenue, Boston, MA 02111.
(10)	Includes 26,250 shares of common stock subject to options held by Mr. Burnes that are exercisable within 60 days of March 7, 2003.
(11)	Includes 51,750 shares of common stock subject to options held by Mr. Finch that are exercisable within 60 days of March 7, 2003.
(12)	Includes 56,250 shares of common stock subject to options held by Mr. Freker that are exercisable within 60 days of March 7, 2003.
(13)	Includes an aggregate of 1,583,675 shares of common stock subject to options that are exercisable within 60 days of March 7, 2003.

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

Board of Directors

Under the Company’s Certificate of Incorporation, as amended and restated, the number of members of the Company’s Board of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Robert Finch and John C. Freker, Jr. constitute a class with a term expiring in 2004 (the “Class I directors”); Axel Bichara and Richard Burnes constitute a class with a term expiring in 2005 (the “Class II directors”); and William J. O’Farrell, Stuart R. Patterson and Michael S. Phillips (the “Class III directors”) constitute a class with a term expiring at the annual meeting. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually.

The Board of Directors has voted to nominate William J. O’Farrell, Stuart R. Patterson and Michael S. Phillips for re-election at the annual meeting for a term of three years, to serve until the 2006 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified. Messrs. O’Farrell, Patterson and Phillips have indicated their willingness to serve on the Board of Directors, if elected; however, if any of them should be unable to serve, the person acting under the proxy may vote for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either Mr. O’Farrell, Mr. Patterson or Mr. Phillips will be unable to serve if elected.

Set forth below for each director, including the Class III director nominees, is information as of March 7, 2003, with respect to their names and ages, their positions and offices with the Company, their principal occupations or employment for at least the past five years, the length of their tenure as directors of the Company and the names of other publicly-held companies in which such persons hold directorships, if any.

Name	Age	Position with the Company
Stuart R. Patterson	46	President, Chief Executive Officer and Director
Michael S. Phillips	41	Chief Technology Officer and Director
Axel Bichara	39	Director
Richard Burnes	62	Director
Robert Finch	45	Director
John C. Freker, Jr.	45	Director
William J. O’Farrell	50	Director

Director Nominees for Terms Expiring in 2006 (Class III Directors)

William J. O’Farrell co-founded the Company and has served as Chairman of the Board of Directors since May 1994. Mr. O’Farrell also served as Chief Executive Officer from September 1994 to March 1998. From March 1999 to June 2001, Mr. O’Farrell served as Chairman of the Board and Chief Executive Officer of OpenAir.com, Inc., an online time and expense tracking and invoicing service company. Since December 1998, Mr. O’Farrell has served as the Chief Executive Officer of Ground Floor, LLC, a seed investment fund.

Stuart R. Patterson has served as President of the Company since September 1997 and as Chief Executive Officer and a director since May 1998. Prior to joining the Company, from May 1997 to September 1997, he served on the board of BBG New Media, Inc., a developer of high-end web sites, which was bought by Think New Ideas, Inc., now AnswerThink Consulting Group, in September 1997. From May 1996 to March 1997, he served as Vice President and Line of Business Manager at Voxware, Inc., a developer of digital speech and audio technologies and solutions. From August 1994 to May 1996, he served on the Advisory Board of Voxware, Inc. From September 1987 to April 1996, he served as the Chief Executive Officer of Vicorp Interactive Systems, Inc., a developer of large-scale voice and data applications based on systems tools and platforms and a company which he co-founded.

Michael S. Phillips co-founded the Company and has served as Chief Technology Officer since September 1994 and as a director since May 1994. From May 1987 to August 1994, he served as a research scientist in the Spoken Language Systems Group at the Massachusetts Institute of Technology, a non-profit think-tank dedicated to the development of a conversational interface between computers and human spoken words.

Directors Whose Terms Expire in 2004 (Class I Directors)

Robert Finch has served as a director of the Company since April 2000. Since April 2002, Mr. Finch has served as President of Cirpass, LLC, a telecommunications industry consulting firm. From March 2001 to April 2002, Mr. Finch served as Senior Vice President, Corporate Development for CIENA Corporation, a telecommunications equipment manufacturer. From February 2000 to February 2001, Mr. Finch served as Vice President, Operations for BroadBand Office, Inc., a provider of technology and communications solutions to businesses. From January 1996 to February 2000, Mr. Finch served as Vice President, Strategic Development for MCI WorldCom. Prior to January 1996, Mr. Finch served in a variety of vice president-level engineering, operations and planning positions for MCI WorldCom and predecessor companies, including LDDS WorldCom and Advanced Telecommunications Corporation.

John C. Freker, Jr. has served as a director of the Company since April 2000. Since February 2003, Mr. Freker has served as President of the Customer Management Group of Convergys Corporation, a provider of integrated customer care and billing services. From September 1999 to February 2003, he served as Executive Vice President of Convergys Corporation. From September 1997 to September 1999, he was President of the Custom Solutions Group of Convergys Corporation. Prior to September 1997, Mr. Freker was President of the Custom Services Division of Matrixx Marketing, a predecessor of Convergys and a subsidiary of Cincinnati Bell.

Directors Whose Terms Expire in 2005 (Class II Directors)

Axel Bichara has served as a director of the Company since August 1995. Mr. Bichara joined Atlas Venture, a venture capital firm, in 1993 and has served as a Senior Principal since 1998. Prior to 1998, Mr. Bichara served as a Principal.

Richard Burnes has served as a director of the Company since October 1997. Since November 1970, Mr. Burnes has served as a Principal of Charles River Ventures, Inc., a venture capital firm, of which he is a co-founder. Since 1994, Mr. Burnes has also served as a General Partner of Charles River VII, LP, a venture capital firm. Mr. Burnes also serves on the board of directors of Concord Communications, Inc., a public company.

Board of Directors and Committee Meetings

Meeting Attendance.    During the year ended December 31, 2002, the Board of Directors held five meetings, including by telephone conference. The Audit Committee of the Board of Directors held five meetings, including by telephone conference. The Compensation Committee of the Board of Directors held three meetings, including by telephone conference. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which he served, if any, during fiscal 2002. The Company does not have a standing Nominating Committee. Nominations are made by and through the full Board of Directors.

Audit Committee.    The Audit Committee of the Board of Directors is comprised of Mr. Bichara, Mr. Burnes and Mr. Freker. The Audit Committee reviews the engagement of the Company’s independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls, reviews whether non-audit services provided by the independent accountants affect the accountants’ independence and reviews the scope of annual audits in accordance with a written Audit Committee Charter. The Audit Committee Charter was adopted by the Board of Directors in May 2000. A copy of the Audit Committee Charter was included as an appendix to the Proxy Statement of the Company filed with the SEC on April 30, 2001. The Board of Directors has determined that the members of the Audit Committee are independent directors as defined by the National Association of Securities Dealers current listing standards. The report of the Audit Committee is set forth below.

Compensation Committee.    The Compensation Committee of the Board of Directors is currently comprised of Mr. O’Farrell and Mr. Burnes. The Compensation Committee reviews, approves and makes recommendations on the Company’s compensation policies, practices and procedures to help ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the overall success of the Company. The Compensation Committee also administers the Company’s equity plans. The report of the Compensation Committee on executive compensation is set forth below.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Compensation of Directors

Non-employee directors are reimbursed for travel costs and other reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or any committee thereof. Directors of the Company do not otherwise receive any compensation for attending meetings of the Board of Directors or any committee thereof. Non-employee directors are eligible to receive grants of non-qualified stock options under the Company’s 2000 Employee, Director and Consultant Stock Plan, as amended and restated. Each non-employee director of the Company is entitled to receive each calendar year a non-qualified stock option grant to purchase shares of common stock of the Company, which vests ratably over the twelve months following the grant date. In fiscal 2002, each of Messrs. Bichara, Finch, Freker and O’Farrell each received an option to purchase 10,000 shares of common stock of the Company. Beginning in fiscal 2003, the Compensation Committee determined that each non-employee director will be entitled to receive 25,000 shares of common stock of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation received for each of the fiscal years indicated by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers who were serving as executive officers of the Company at the end of 2002 (collectively, the “named executive officers”).

		Annual Compensation(1)					Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus			Securities Underlying Options(2)	All Other Compensation(3)
Stuart R. Patterson President and Chief Executive Officer	2002 2001 2000	$ $ $	220,833 250,000 206,719	$ $ $	— 33,600 137,000	(4)	100,000 150,000 50,000		— — —

Richard J. Westelman Chief Financial Officer	2002 2001 2000	$ $ $	169,500 180,000 162,750	$ $ $	— 13,406 113,000	(5)	35,000 35,000 15,000		— — —

Michael S. Phillips Chief Technology Officer	2002 2001 2000	$ $ $	159,000 180,000 165,313	$ $ $	— 29,250 47,600	(4)	— — —	$ $ $	2,445 2,445 1,755

Steven G. Chambers Vice President of Marketing	2002 2001 2000	$ $ $	164,792 175,000 148,209	$ $ $	45,000 26,325 65,000	(6) (4)	60,000 50,000 40,000		— — —

Doron Gorshein, Esq.(7) Vice President and General Counsel	2002		$149,455		$—		2,500		—

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year indicated.
(2)	Indicates the number of shares of common stock of the Company subject to options granted during the fiscal year indicated.
(3)	Represents life insurance and long-term disability insurance premiums paid by the Company on behalf of the named executive officer.
(4)	A significant portion of this amount represents a one-time event acknowledging the respective efforts of Messrs. Patterson, Phillips and Chambers with respect to the Company’s initial public offering. In connection therewith, $55,000 of Mr. Patterson’s bonus, $10,000 of Mr. Phillips’ bonus and $25,000 of Mr. Chambers’ bonus represents payment for such efforts.
(5)	Includes a one-time retention bonus in the amount of $40,000 and a one-time bonus in the amount of $35,000 made to Mr. Westelman in acknowledgment of his efforts in connection with the Company’s initial public offering.
(6)	Includes amounts received as commission payments. Mr. Chambers assumed responsibility for worldwide sales as of August 2002.
(7)	Mr. Gorshein served as Vice President and General Counsel of the Company from November 2001 to March 2003.

Option Grants in Last Fiscal Year

The following table sets forth information regarding each stock option granted during the year ended December 31, 2002 to each of the named executive officers.

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Stuart R. Patterson	100,000	5.7%	$4.85	4/2/12	$305,014	$772,965
Richard J. Westelman	35,000	2.0%	$4.85	4/2/12	$106,755	$270,538
Michael S. Phillips	—	—	—	—	—	—
Steven Chambers	60,000	3.4%	$4.85	4/2/12	$183,008	$463,779
Doron Gorshein	2,500	0.1%	$4.85	4/2/12	$7,625	$19,324

(1)	The options were granted pursuant to the Company’s Amended and Restated 2000 Employee, Director and Consultant Stock Plan. The options granted consist of incentive stock options and non-qualified stock options, which vest equally over 48 months from the date of grant.
(2)	The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend, in part, on the future performance of the common stock of the Company, the optionee’s continued employment with the Company and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercise, if any, of options by each of the named executive officers during the year ended December 31, 2002. In addition, this table includes the number of shares of common stock covered by both exercisable and unexercisable stock options as of December 31, 2002 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the common stock as reported on the NASDAQ National Market.

	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised in-the-Money Options at Fiscal Year-End(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stuart R. Patterson	90,000	$498,930	676,077	191,423	$1,205,148	—
Richard J. Westelman	30,000	$72,990	168,103	54,897	$196,509	—
Michael S. Phillips	—	—	45,000	—	—	—
Steven G. Chambers	2,500	$20,483	142,887	114,428	$52,853	$12,931
Doron Gorshein	—	—	24,791	67,709	$—	—

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares of common stock acquired upon exercise of the option because the shares are not necessarily sold on exercise. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares of common stock had in fact been sold immediately upon exercise.
(2)	The value of unexercised in-the-money options at fiscal year end is based on the fair market value of the Company’s common stock as reported on the NASDAQ National Market on December 31, 2002, which was $2.78 per share.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,817,125	$ 6.89	3,308,006
Equity compensation plans not approved by security holders (1)	265,365	$12.02	0

Total	7,082,490	$ 7.08	3,308,006

(1)	Consists of warrants issued by the Company to certain vendors, as described below.

On April 1, 2002, the Company issued a fully-vested warrant to purchase an aggregate of 10,224 shares of common stock of the Company to Closest Point Solutions, LLC with an exercise price of $1.00 per share. The warrant is currently exercisable for 10,224 shares and expires on April 1, 2004.

On June 30, 2000, the Company issued a warrant to purchase an aggregate of 765,433 shares of common stock of the Company to America Online, Inc. with an exercise price of $12.46 per share. The warrant is currently exercisable for 255,141 shares and expires on the fifth anniversary date of the date that the last portion of the warrant becomes exercisable.

Employment Contract and Change-in-Control Arrangements

On June 21, 2000, the Company entered into an employment agreement with Mr. Westelman, Chief Financial Officer. Pursuant to his employment agreement, Mr. Westelman is entitled to receive an initial annual base salary of $163,800 and is eligible to receive an annual performance bonus of up to $40,000. In fiscal 2002, Mr. Westelman, along with other executive officers of the Company, agreed to a reduction in their respective base salaries. From January through June of 2002, Mr. Westelman received a base salary of $180,000; for the remainder of fiscal 2002, Mr. Westelman received a base salary of $162,000 following his election to receive such a reduction in pay. This remains Mr. Westelman’s current annual base salary. If Mr. Westelman is terminated without cause, the Company is required to pay Mr. Westelman his then current base salary for a period of 12 months, all outstanding options previously granted to him will become immediately exercisable and the Company is required to pay his health insurance premiums for the earlier of 12 months or until he becomes eligible for another comparable plan. In addition, if Mr. Westelman is terminated without cause, his employment agreement provides that he is entitled to receive a one-year recourse loan from the Company for up to $426,000 at the prime rate so that he may exercise his stock options. If Mr. Westelman voluntarily terminates his employment, the Company is required to pay Mr. Westelman his then current base salary for six months, 50% of all outstanding options previously granted to him which are then unvested will become immediately exercisable and the Company is required to pay his health insurance premiums for the earlier of six months or until he becomes eligible for another comparable plan. Cause is defined as any action or omission involving willful misconduct or gross negligence, conviction of a felony in connection with the performance of obligations to the Company, deliberate dishonesty in connection with the performance of obligations to the Company and certain other prohibited conduct.

The Company has entered into an agreement with each of Mr. Patterson, Mr. Westelman, Mr. Phillips, Mr. Chambers and selected other officers of the Company pursuant to which 50% of each individual’s then outstanding unvested options to purchase shares of common stock and restricted stock awards will vest and become immediately exercisable upon the effective date of an acquisition or merger involving the Company and, in the case of the restricted stock awards, upon achievement by the Company of certain financial milestones.

PERFORMANCE GRAPH

The following graph compares the percentage change in cumulative total stockholder return on the common stock of the Company for the period from August 1, 2000 through December 31, 2002 with the cumulative total return of the NASDAQ Market (U.S.) Index and the Prepackaged Software Index (SIC Code 7372), known as the “Peer Group.” The comparison assumes an investment of $100 on August 1, 2000 in the common stock and in each of the indices, and in each case, assumes reinvestment of all dividends, if any. Prior to August 1, 2000, the Company’s common stock was not publicly traded.

	Aug. 1, 2000	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002
SpeechWorks International, Inc.	$100.00	$86.45	$19.82	$4.90
NASDAQ Stock Market (U.S.) Index	$100.00	$66.65	$52.88	$36.56
Peer Group	$100.00	$72.64	$63.54	$45.66

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Executive Officer Compensation Program

The Compensation Committee of the Company’s Board of Directors is currently comprised of two non-employee directors, Mr. Burnes and Mr. O’Farrell. The Compensation Committee is responsible for reviewing the Company’s overall compensation policies and practices and making recommendations to the Company’s management regarding its benefits plans. The Compensation Committee also administers the Company’s equity plans, executive bonus and other incentive plans, as well as reviews and approves the salaries and benefit packages provided by the Company to its executive officers and other key employees.

The Compensation Committee has furnished the following report on executive compensation.

Compensation Philosophies

The Compensation Committee’s overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company’s business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company’s long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company’s compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive cash bonuses; (iii) long-term equity incentive awards in the form of stock option grants or other equity awards; and (iv) other benefits. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which in the aggregate provide a level of compensation we believe approximately equivalent to that paid by companies of similar size and complexity engaged in the same or similar business as the Company.

Compensation for the Company’s executive level positions, including the compensation of the Chief Executive Officer, is established, in part, in light of comparable survey positions and analyses when available, and competitive levels are determined for base salaries and target incentive bonuses. The target incentive bonus is the amount that would be paid after each fiscal year if both the Company and the executive officer achieved the performance objectives established for that fiscal year. Factors considered in determining the actual incentive bonus for each executive officer include Company, team and individual performance, and the scope of each executive officer’s responsibilities. The relative weight given to such factors varies between executive officers, based upon their respective responsibilities and capacity to affect Company performance. In fiscal 2002, the Compensation Committee considered the views of the Company’s People Strategies Department, which worked with an independent outside consulting firm in analyzing executive compensation data from nationally recognized surveys, in determining the compensation packages for executive officers in 2002.

Grants under the Company’s equity plans are designed to strengthen the link between executive compensation and stockholder return, to provide additional incentives to executive officers tied to stock price growth over time and to encourage continued employment with the Company. Stock option grants and other equity awards, if any, are based upon industry survey data on market practices and individual executive performance. The Compensation Committee believes that the Company’s total option grants and equity awards, comprised of grants to new employees and ongoing grants to existing employees, are generally consistent with industry norms.

Base Salary.    Base salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Compensation Committee believes are paid to similar executive officers at companies deemed comparable based on revenue level and industry segment and in light of the competitive employment market. In addition, the Compensation Committee generally takes into account the Company’s past financial performance and future expectations, as well as the individual performance of the executives and any changes in the executive’s particular responsibilities.

Incentive Bonuses.    The Compensation Committee considers the payment of bonuses as part of the compensation packages of executive officers. The Compensation Committee considers the views of Mr. Patterson, the Company’s Chief Executive Officer, when considering the awarding of cash bonuses to executive officers other than Mr. Patterson. The Compensation Committee determines the cash bonus for Mr. Patterson based on its assessment of his performance, including input provided by the Chief Financial Officer. Incentive bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The incentive bonus to each executive officer is based on a combination of Company performance and the individual executive’s performance as it relates to achieving Company objectives. In fiscal 2002, the Compensation Committee determined not to pay a cash bonus to any of the executive officers, as reflected in the “Summary Compensation Table.” While the Compensation Committee believes that many of the executive officers met or exceeded the performance objectives set for the particular executive, the Compensation Committee determined that the overall financial performance of the Company did not warrant payment of cash bonuses for fiscal 2002.

Equity Incentives.    The Company offers long-term compensation in the form of stock options because they provide an additional incentive to maximize stockholder value and Company financial performance and assist in the recruitment, retention and motivation of executive officers. Stock options are designed to align the interests of the Company’s executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of the common stock, and hence, the stockholder’s return. Generally, stock options are granted to executive officers upon commencement of employment with the Company and from time to time thereafter, based primarily upon the individual’s actual and/or potential contributions to the Company and the Company’s financial performance. In addition, the typical vesting of stock options over a four-year period of time, granted at a price that is equal to the fair market value of the Company’s stock on the date of grant, is designed to create an incentive for the individual to remain with the Company. During the fiscal year ended December 31, 2002, options to purchase an aggregate of 197,500 shares of common stock were granted to the Company’s named executive officers.

Other Benefits.    Benefits offered to the Company’s executive officers serve as limited protection against certain financial catastrophes that can result from illness, disability or death. Benefits offered to the Company’s executive officers are substantially the same as those offered to all of the Company’s regular employees. The Company also maintains a tax-qualified deferred compensation 401(k) Savings and Retirement Plan covering all of the Company’s eligible U.S. based employees. Though authorized to do so under the 401(k) Plan, the Company does not currently contribute to the 401(k) Plan or match any employee contributions.

2002 Chief Executive Officer Compensation

Mr. Patterson’s base salary and long-term incentive compensation are determined by the Compensation Committee without Mr. Patterson’s participation, based upon the same factors as those used by the Compensation Committee for executives in general. The Compensation Committee initially determined to pay Mr. Patterson an annual base salary for fiscal 2002 of $250,000, which amount was subsequently reduced to $200,000 following voluntary decreases in executive pay that were implemented in June 2002. Mr. Patterson, as with the other executive officers of the Company, did not receive a bonus in fiscal 2002. During 2002, the Compensation Committee determined to grant Mr. Patterson an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $4.85 per share, the fair market value on the date of grant.

Qualifying Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Members of the SpeechWorks International, Inc.

Compensation Committee

Richard Burnes

William J. O’Farrell

REPORT OF AUDIT COMMITTEE

The Audit Committee reviews the engagement of the Company’s independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

In fulfilling its responsibilities for the year ended December 31, 2002, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management and PricewaterhouseCoopers LLP, the Company’s independent accountants; as appropriate, the Audit Committee reviews, evaluates and discusses with the Company’s management, internal financial and accounting personnel and the independent accountants, the following:

•	The plan for, and the independent accountants’ report on, the audit of the Company’s financial statements;

•	The Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	Management’s selection, application and disclosure of critical accounting policies;

•	Changes in the Company’s accounting practices, principles, controls or methodologies;

•	Significant developments or changes in accounting rules applicable to the Company; and

•	The adequacy of the Company’s internal controls and accounting and financial personnel.

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). SAS 61 requires the Company’s independent auditors discuss with the Audit Committee, among other things, the following:

•	Methods to account for significant unusual transactions;

•	The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management in formulating particularly sensitive accounting estimates and basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•	Disagreements, of which there were none, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The Audit Committee also considered whether the independent auditor’s provision of the other, non-audit related services to the Company, which are referred to in “Independent Auditor’s Fees” below, is compatible with maintaining such auditor’s independence.

During the year, the Audit Committee also considered several other matters in conjunction with management and with our auditors. These included:

•	Implications of the Sarbanes-Oxley legislation and the adequacy of the Company’s control and disclosure policies and procedures in light of this legislation.

•	Implications of new accounting standards for the Company’s financial statements. This included, but was not limited to, new guidelines around the use of pro forma or non-GAAP financial measures;

treatment of costs associated with considerations given to vendors; and treatment of reimbursable business expenses paid by customers.

•	The issue of impairment of intangible assets and the need to perform periodic impairment tests to determine whether any intangible assets being carried on the balance sheet are impaired.

The Company has early-adopted certain components of new proxy fee disclosure requirements that will be required for the fiscal year ending December 31, 2003. However, the Audit Committee has not yet adopted pre-approval policies and procedures for audit and non-audit services. Therefore, this proxy statement does not include a discussion of such pre-approval policies and procedures.

Based on the Audit Committee’s review of the audited financial statements, the representations and information provided by management and the independent auditors and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Members of the SpeechWorks International, Inc.

Audit Committee

Axel Bichara

Richard Burnes

John C. Freker, Jr.

Auditor Fees

The following table discloses the fees that PricewaterhouseCoopers LLP billed the Company for professional services rendered in each of the last two fiscal years:

Type of Fee	Fiscal Year 2002	Fiscal Year 2001
Audit Fees(1).	$223,000	$171,000
Audit Related Fees(2)	$44,000	$50,000
Tax Fees(3)	$117,000	$433,000
All Other Fees	$—	$—

(1)	Represents fees for professional services rendered in connection with the audits of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory audits, consents and assistance with the review of documents filed with the SEC.
(2)	Represents fees for assurance advisory services related to financial accounting and reporting standards and professional services rendered in connection with the audits of the Company’s 401(k) Plan.
(3)	Represents fees for services related to tax compliance, including the preparation of domestic and international tax returns, and domestic and international tax planning and tax consulting services, including advice on equity compensation plans and incorporation assistance internationally.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10% of the common stock of the Company, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with other than a late filing of a Form 4 by Mr. Patterson reporting the sale of 5,000 shares of common stock of the Company pursuant to his 10b5-1 plan.

PROPOSAL 2—AMENDMENT TO THE 2000 EMPLOYEE

STOCK PURCHASE PLAN

In April 2003, the Board of Directors adopted resolutions, subject to stockholder approval, approving an amendment to the Company’s Amended and Restated 2000 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) to increase the number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan from 350,000 to 700,000. The purpose of the Employee Stock Purchase Plan is to provide eligible employees of the Company with opportunities to purchase shares of common stock. The Board of Directors believes that the Employee Stock Purchase Plan is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. As of March 7, 2003, only 32 shares of common stock were available for issuance under the Employee Stock Purchase Plan. The last two offerings under the Employee Stock Purchase Plan resulted in the issuance of nearly all remaining available shares under the Employee Stock Purchase Plan due, in part, we believe to the lower stock price of the common stock of the Company over the past twelve months.

The Employee Stock Purchase Plan permits eligible employees to purchase common stock at a discount from fair market value through payroll deductions. The Employee Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). If approved by the stockholders, a total of 700,000 shares of common stock (including the 349,968 shares already issued) will be authorized for issuance under the Employee Stock Purchase Plan.

The Board of Directors believes that the approval of the Employee Stock Purchase Plan and the amendment to approve the authorization of the issuance of additional shares of common stock under such plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

Summary of the Employee Stock Purchase Plan

The following is a brief summary of the material provisions of the Employee Stock Purchase Plan. This summary is qualified in all respects by reference to the full text of the Employee Stock Purchase Plan, which is attached hereto as Appendix A and which you should read.

Administration.    The Employee Stock Purchase Plan may be administered by the Board of Directors or a committee of the Board of Directors. The Board of Directors or its committee has full authority to construe, interpret and apply the terms of the Employee Stock Purchase Plan, to adopt, amend and rescind any rules appropriate for the administration of the Employee Stock Purchase Plan and to adjudicate all disputed claims under the Employee Stock Purchase Plan.

Eligibility; Limitations.    The Employee Stock Purchase Plan provides that all employees are eligible to participate if they are regularly employed by the Company or any designated subsidiary for at least 20 hours per week and continuously for three months prior to the first day of the applicable plan period. As of March 7, 2003, 65 employees of the Company satisfied the eligibility criteria for participation in the Employee Stock Purchase Plan.

Terms and Conditions of Enrollment

Participation under the Employee Stock Purchase Plan is evidenced by a written enrollment agreement between the employee and the Company and is subject to the terms and conditions described below.

Purchase Price and Method.    Employees who participate in the Employee Stock Purchase Plan purchase common stock through payroll deductions of up to 10% of their compensation. Participating employees receive an option to purchase by payment from existing funds in their payroll deduction account up to a maximum number of shares per offering period determined by dividing $25,000 by the fair market value of a share of common stock on the first day of the offering period (the “Option Shares”). The price of common stock purchased under the Employee Stock Purchase Plan is 85% of the lower of the fair market value of the common stock on the first day of each 6-month offering period and the last day of the applicable 6-month purchase period. On April 9, 2003, the record date, the closing sale price of the Company’s common stock on the NASDAQ National Market was $3.00 per share.

Offering Periods.    The Employee Stock Purchase Plan shall be implemented by consecutive, overlapping 6-month offering periods with a new offering period commencing on the first trading day in March and September of each year, terminating on the last trading day in the respective period ending 6 months later. The first offering period under the plan commenced on September 1, 2000.

Withdrawal; Termination of Employment.    If an employee decides to terminate his or her participation in the Employee Stock Purchase Plan, he or she must withdraw all the payroll deductions credited to his or her purchase account, and such funds will be returned to him or her. Upon the termination of employment for any reason, including retirement or death, all payroll deductions credited to the employee’s account during the Offering Period but not yet used to exercise the option will likewise be returned to the (former) employee.

Death.    A participating employee may designate who is to receive any shares of common stock and cash, if any, from the participant’s account under the Employee Stock Purchase Plan in the event of such participant’s death subsequent to exercising a purchase option but prior to delivery of any shares of common stock and cash, if any.

Nontransferability.    Rights granted under the Employee Stock Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the plan, and the Company may treat any prohibited attempt to transfer as an election to withdraw from an offering period.

Adjustment upon Changes in Capitalization; Corporate Transactions.    In the event of changes in the outstanding common stock by reason of any stock splits, reverse stock splits, stock dividends, combinations, reclassifications or other similar changes in the capital structure of the Company, an appropriate adjustment shall be made by the Board of Directors or its committee to: (i) the number of shares of common stock subject to the Employee Stock Purchase Plan and (ii) the number and purchase price of shares of stock subject to any purchase right outstanding under the Employee Stock Purchase Plan. The determination of the Board of Directors or its committee as to which adjustments shall be made shall be conclusive. In the event of a proposed dissolution or liquidation of the Company, the offering periods shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. Notwithstanding the above, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company, unless the Board of Directors elects to shorten the offering period then in progress by setting a new exercise date, each option outstanding under the Employee Stock Purchase Plan shall be assumed or substituted for the acquiring or succeeding corporation.

Amendment and Termination of the Employee Stock Purchase Plan.    The Board of Directors may at any time amend or terminate the Employee Stock Purchase Plan. The Company shall obtain stockholder approval of any amendment to the Employee Stock Purchase Plan in such a manner and to such a degree as is necessary to comply with Section 423 of the Internal Revenue Code. In addition, no such amendment shall be made to the

Employee Stock Purchase Plan which would cause the plan to fail to comply with Section 423 of the Internal Revenue Code. Except as provided in connection with certain changes in the capitalization of the Company and certain reorganization events of the Company, any amendment or termination of the Employee Stock Purchase Plan shall not adversely affect options already granted.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Employee Stock Purchase Plan and with respect to the sale of common stock acquired under the Employee Stock Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.    A participant will not have income upon enrolling in the Employee Stock Purchase Plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the Employee Stock Purchase Plan at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit (the excess of the sales proceeds over the purchase price).

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying those waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

INFORMATION CONCERNING AUDITORS

PricewaterhouseCoopers LLP, independent public accountants, audited the Company’s financial statements for the fiscal year ended December 31, 2002. The Board of Directors has appointed PricewaterhouseCoopers LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2003. Representatives of PricewaterhouseCoopers LLP intend to be present and available at the annual meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to the Company’s Annual Meeting of Stockholders to be held in 2004, stockholder proposals must be received no later than December 16, 2003. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than 45 days nor more than 75 days prior to the date that is one year from this year’s mailing date of April 28, 2003. Proposals received after that date will not be voted on at the 2004 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Mr. W. Robert Kellegrew, Vice President and General Counsel, SpeechWorks International, Inc., 695 Atlantic Avenue, Boston, Massachusetts 02111.

By order of the Board of Directors,

/s/  Stuart R. Patterson

Stuart R. Patterson

President and Chief Executive Officer

Boston, Massachusetts

April 25, 2003

APPENDIX A

SPEECHWORKS INTERNATIONAL, INC.

AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated 2000 Employee Stock Purchase Plan (the “Plan”) of SpeechWorks International, Inc. (the “Company”).

1.    Purpose.    The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    Definitions.

(a)  “Board” shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

(b)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)  “Common Stock” shall mean the Common Stock, $.001 par value, of the Company.

(d)  “Company” shall mean SpeechWorks International, Inc., a Delaware corporation.

(e)  “Compensation” shall mean all compensation that is taxable income for federal income tax purposes, including, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(f)  “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g)  “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h)  “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i)  “Employee” shall mean any person, including an officer, who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries.

(j)  “Exercise Date” shall mean the last day of each Offering Period of the Plan.

(k)  “Offering Date” shall mean the first business day of each Offering Period of the Plan.

(l)  “Offering Period” shall mean a period of six (6) months commencing on March 1 and September 1 of each calendar year, other than the first Offering Period as set forth in paragraph 4.

(m)  “Plan” shall mean this SpeechWorks International, Inc. Amended and Restated 2000 Employee Stock Purchase Plan.

(n)  “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.    Eligibility.

(a)  Any person who has been continuously employed as an Employee for three (3) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, provided that such person was not eligible to participate in such Offering Period as of any prior Offering Date, and further, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

(b)  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph (b).

4.    Offering Periods.    The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on March 1 and September 1 of each year (or at such other time or times as may be determined by the Board of Directors). The initial Offering Period shall commence at a time to be determined by the Board and continue until February 28, 2001. The Plan shall continue until terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected.

5.    Participation.

(a)  An eligible Employee may become a participant in the Plan by completing an Enrollment Form provided by the Company and filing it with the Company prior to the applicable Offering Date, unless a later time for filing the Enrollment Form is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Form and their submission may be electronic, as directed by the Company. The Enrollment Form shall set forth the percentage of the participant’s Compensation (subject to paragraph 6(a) below) to be paid as Contributions pursuant to the Plan.

(b)  Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Periods to which the Enrollment Form is applicable, unless sooner terminated by the participant as provided in paragraph 10.

6.    Method of Payment of Contributions.

(a)  A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than 1% and not more than 10% (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant’s Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. A participant may discontinue his or her participation in the Plan as provided in paragraph 10.

(b)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) hereof, a participant’s payroll deductions may be decreased to 0% at such time and for so long as the aggregate of all payroll deductions accumulated with respect to the current Offering Period and any other Offering Period ending within the current calendar year equals $21,250. Payroll deductions shall recommence at the rate provided in such participant’s Enrollment Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

7.    Grant of Option.

(a)  On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date; provided however, that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof. The fair market value of a share of the Common Stock shall be determined as provided in paragraph 7(b) herein.

(b)  The option price per share of the shares offered in a given Offering Period shall be the lower of (i) 85% of the fair market value of a share of the Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be determined by the Board in its discretion based on the closing sale price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing sale price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated Contributions in his or her account. If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.    Delivery.    Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form. Any cash remaining in a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Offering Period shall be carried forward to the next Exercise Date unless the participant requests a cash payment.

10.    Withdrawal; Termination of Employment.

(a)  A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

(b)  Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14 hereof, and his or her option will be automatically terminated.

(c)  In the event an Employee fails to remain in Continuous Status as an Employee for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d)  A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.    Interest.    No interest shall accrue on the Contributions of a participant in the Plan.

12.    Stock.

(a)  The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 700,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in an Employee’s account not applied to the purchase of stock pursuant to this paragraph 12 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b)  The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.    Administration.    The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

14.    Designation of Beneficiary.

(a)  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)  Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.    Transferability.    Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10 hereof.

16.    Use of Funds.    All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.    Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by unexercised options under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but are not yet subject to options (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each unexercised option under the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, an Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.    Amendment or Termination.    The Board may at any time terminate or amend the Plan. Except as provided in paragraph 18 hereof, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

20.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.    Right to Terminate Employment.    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee or other optionee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee or other optionee.

23.    Rights as a Stockholder.    Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of shares covered by an option. No optionee shall have any right as a stockholder unless and until an option has been exercised, and the shares underlying the option have been registered in the Company’s share register.

24.    Term of Plan.    The Plan became effective upon its adoption by the Board of Directors on May 9, 2000 and shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 19 hereof.

25.    Applicable Law.    This Plan shall be governed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles.

APPENDIX B

SPEECHWORKS INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2003

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned, having received notice of the Annual Meeting of Stockholders and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Stuart R. Patterson and Richard J. Westelman, and each of them, as proxies for and in the name(s) of the undersigned with full power to act without the other and with full power of substitution, to attend the Annual Meeting of Stockholders of SpeechWorks International, Inc. (the “Company”) to be held on Friday, May 30, 2003, at 10:00 a.m., at The Conference Center, One Financial Center, Boston, Massachusetts 02111, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of common stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no other indication is made, the proxy holders shall vote “for” each of the director nominees and “for” proposal 2.

(Please Sign on Other Side)

Please date, sign and mail your

proxy card back as soon as possible.

Annual Meeting of Stockholders

SPEECHWORKS INTERNATIONAL, INC.

May 30, 2003

Please Detach and Mail in the Envelope Provided

Please mark your vote in blue or black ink as shown here.    ☒

To elect the nominees listed at right to serve as Class III Directors of the Company for the ensuing three years (except as marked below):	Nominees: o Stuart R. Patterson o Michael S. Phillips o William J. O’Farrell

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

(Instruction: To withhold authority to vote for any individual nominees, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:    •.

To approve an amendment to the Company’s Amended and Restated 2000 Employee Stock Purchase Plan increasing from 350,000 to 700,000 the number of shares of common stock authorized for issuance under such plan.

                                         ☐    FOR                ☐     AGAINST                    ☐     ABSTAIN

Whether you plan to attend the Annual Meeting or not, you are urged to complete, sign and date this proxy and return it in the accompanying envelope.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Dated:__________________ , 2003

_____________________________

Signature

_____________________________

Signature if held jointly

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.